UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

First Eagle Alternative Capital BDC, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0344947
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

500 Boylston Street, Suite 1200 Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.00% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.     ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 238621

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This Form 8-A is being filed in connection with the offering by First Eagle Alternative Capital BDC, Inc., a Delaware corporation (the “Registrant”), of its 5.00% Notes due 2026 (the “Notes”). The Notes are expected to be listed on the New York Stock Exchange and to trade under the trading symbol “FCRX.” The description of the Notes is incorporated herein by reference to the information set forth under the heading “Description of Our Debt Securities” in the Registrant’s Prospectus included in the Registration Statement on Form N-2 (Registration No. 333-238621), as filed with the Securities and Exchange Commission (the “SEC”) on December 3, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), and the information under the heading “Specific Terms of the Notes and the Offering” in the Registrant’s Prospectus Supplement dated May 18, 2021, as filed with the SEC on May 19, 2021 pursuant to Rule 424 under the Securities Act. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit

1	Form of Indenture and related exhibits between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit d.2 filed with Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-175074) filed on August 25, 2011).

2	Fourth Supplemental Indenture, relating to the 5.00% Notes due 2026, between the Registrant and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-K filed on May 25, 2021).

3	Form of 5.00% Note due 2026 (incorporated herein by reference to Exhibit 4.1 filed with the Registrant’s Current Report on Form 8-K filed on May 25, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Eagle Alternative Capital BDC, Inc.

By:	/s/ Christopher J. Flynn
Name: Christopher J. Flynn Title: Chief Executive Officer

Date: May 25, 2021